Exhibit 15.1

PricewaterhouseCoopers SpA

Via Monte Rosa, 91

20149 Milano

Italia

Tel: +39 02 77851

Fax: +39 02 7785240

www.pwc.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Milan, 16 April 2019

Commissioners:

We have read the statements made by TIM SpA, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F “Change In Registrant’s Certifying Accountant” of TIM SpA’s annual report on Form 20-F dated 16 April 2019.

We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers SpA